Exhibit 10.1

NOTE PURCHASE AGREEMENT

NOTE PURCHASE AGREEMENT (this “Agreement”), dated as of April 10, 2012, by and between Pershing Gold Corporation, a Nevada corporation (the “Company”), and each of the lender entities whose names appear on the signature pages hereof.  Such lender entities are each referred to herein as a “Lender” and, collectively, as the “Lenders”.

W I T N E S S E T H:

WHEREAS, the Company wishes to sell to each Lender, and each Lender wishes to purchase, upon the terms and subject to the conditions set forth in this Agreement, a Secured Promissory Note, which shall accrue interest at the rate of 5% per annum, substantially in the form attached hereto as Exhibit A annexed hereto (a “Note” and, collectively with other Notes issued hereunder, the “Notes”).

WHEREAS, the Company’s obligations under the Notes, including without limitation its obligation to make payments of principal thereof and interest thereon, are secured by certain assets of the Company’s wholly owned subsidiaries, Arttor Gold LLC and Noble Effort Gold LLC, as more fully described in and pursuant to, the terms of a Security Agreement substantially in the forms attached hereto as Exhibit B (the “Security Agreement”).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

1. Certain Definitions.

(a) When used herein, the following terms shall have the respective meanings indicated:

“Board of Directors” means the Company’s board of directors.

“Business Day” means any day other than a Saturday, a Sunday or a day on which the New York Stock Exchange is closed or on which banks in the City of New York are required or authorized by law to be closed.

“Closing” and “Closing Date” have the respective meanings specified in Section 2 of this Agreement.

“Commission” means the Securities and Exchange Commission, and any successor regulatory agency.

“Common Stock” means the common stock of the Company, outstanding on the date hereof

“Event of Default” has the meaning specified in the Notes.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Execution Date” means the date of this Agreement.

“GAAP” means U.S. generally accepted accounting principles, applied on a consistent basis.  Accounting principles are applied on a “consistent basis” when the accounting principles applied in a current period are comparable in all material respects to those accounting principles applied in a preceding period.

“Governmental Authority” means any nation or government, any state, provincial or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, without limitation, any stock exchange, securities market or self-regulatory organization.

 “Maturity Date” has the meaning specified in the Notes.

“Material Adverse Effect” means an effect that is material and adverse to (i) the consolidated business, properties, assets, operations, results of operations, financial condition, credit worthiness or prospects of the Company taken as a whole, (ii) the ability of the Company to perform its material obligations under this Agreement or the other Transaction Documents or (iii) the rights and benefits to which an Lender is entitled under this Agreement or any of the other Transaction Documents.

 “Purchase Price” means, with respect to the Notes purchased at the Closing, the original principal amount of the Note purchased at the Closing.

“Securities Act” means the Securities Act of 1933 Act, as amended, and the rules and regulations promulgated thereunder.

 “Transaction Documents” means (i) this Agreement, (ii) the Notes, (iii) the Security Agreement, and (iv) all other agreements, documents and other instruments executed and delivered by or on behalf of the Company or any of its officers at the Closing.

(b)           Other Definitional Provisions.  All definitions contained in this Agreement are equally applicable to the singular and plural forms of the terms defined.  The words “hereof”, “herein” and “hereunder” and words of similar import contained in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement.

2.	Closing.

Upon the terms and subject to the satisfaction or waiver of the conditions set forth herein, the Company agrees to sell and each Lender agrees to purchase a Note with a principal amount equal to the amount set forth below such Lender’s name on the signature pages hereof.  The date on which the closing of such purchase and sale occurs (the “Closing”) is hereinafter referred to as the “Closing Date”. The Closing will be deemed to occur at the offices of Sichenzia Ross Friedman Ference LLP, or such other place as the parties mutually agree upon, when (A) this Agreement and the other Transaction Documents (as defined below) have been executed and delivered by the Company and each Lender, (B) each of the conditions to the Closing described in this Agreement has been satisfied or waived as specified therein and (C) payment of each Lender’s Purchase Price payable with respect to the Note being purchased by such Lender at the Closing has been made by wire transfer of immediately available funds.  At the Closing, the Company shall deliver to each Lender a duly executed instrument representing the Note purchased by such Lender.

3. Representations and Warranties of the Company.  The Company represents and warrants to each Lender as follows, in each case as of the date hereof:

(a) The Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full power and authority to own, lease, license and use its properties and assets and to carry out the business in which it proposes to engage.

(b) The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to issue and sell the Notes. All necessary proceedings of the Company have been duly taken to authorize the execution, delivery, and performance of the Transaction Documents.  The Transaction Documents have been duly authorized by the Company and, when executed and delivered by the Company, will constitute the legal, valid and binding obligation of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

(c) Except as set forth on the Disclosure Schedules, attached hereto, no consent of any party to any contract, agreement, instrument, lease or license to which the Company is a party or to which any of its properties or assets are subject is required for the execution, delivery or performance by the Company of any of the Transaction Documents or the issuance and sale of the Notes.

(d) The execution, delivery and performance by Company of the Transaction Documents to which it is a party have been duly authorized, and do not (i) conflict with any of its organizational documents, (ii) contravene, conflict with, constitute a default under or violate any material statute, law, rule, regulation or court decree binding upon or applicable to the Company, or its assets or properties, (iii) contravene, conflict or violate any applicable order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which the Company or any of its subsidiaries or any of their property or assets may be bound or affected, (iv) require any action by, filing, registration, or qualification with, or governmental approval from, any Governmental Authority (except such governmental approvals which have already been obtained and are in full force and effect) or (v) constitute an event of default or give rise to a right to terminate under any material agreement by which the Company or any of its subsidiaries is bound.

(e) Each Note has been duly authorized and, when issued and paid for in accordance with the terms of the applicable Transaction Documents, will be duly and validly issued, fully paid and non-assessable, and free and clear of all liens other than restrictions on transfer provided for in the Transaction Documents.

(f) Except as set forth in the Company’s filing with the Commission, there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the issuance of the Notes or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.

(g) The Company possesses all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct its businesses as currently conducted or as contemplated to be conducted, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and the Company has not received any notice of proceedings relating to the revocation or modification of any Material Permit.

(h) Assuming the accuracy of Lender’s representations and warranties set forth herein, no registration under the Securities Act is required for the offer and sale of the Notes by the Company to Lender as contemplated hereby.

(i) Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Notes by any form of general solicitation or general advertising. The Company has offered the Notes for sale only to Lenders.

(j) The Company acknowledges and agrees that Lenders are acting solely in the capacity of an arm’s length purchasers with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that Lender is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by Lenders or any of its or their representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Lender’s purchase of the Notes. The Company further represents to each Lender that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(k) No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company which could reasonably be expected to result in a Material Adverse Effect. None of the Company’s employees is a member of a union that relates to such employee’s relationship with the Company, and the Company is not a party to a collective bargaining agreement, and the Company believes that their relationships with their employees are good. No executive officer, to the knowledge of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company to any liability with respect to any of the foregoing matters. The Company is  in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(l) The Company: (i) is not in violation of any order of any court, arbitrator or governmental body or (ii) is not or has not been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

(m) The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company is engaged. The Company does not have any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(n) No brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person with respect to the transactions contemplated by the Transaction Documents. Lender shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

(o) The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Notes, will not be or be an affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(p) Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and the Company has no knowledge of a tax deficiency which has been asserted or threatened against the Company.

(q) None of the Company, or to the knowledge of the Company, any agent or other person acting on behalf of the Company, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(r) There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company which could affect the Company’s ability to perform any of its obligations under any of the Transaction Documents.

4. Representations, Warranties and Covenants of Lender.  Lender hereby represents and warrants to, and agrees with, the Company as follows:

(a) Lender is an “Accredited Investor” as such term is defined in Rule 501(a) promulgated under the Securities Act.

(b) Each of the Transaction Documents to which Lender is party has been duly executed and delivered by Lender and constitutes the legal, valid and binding obligation of Lender, enforceable against Lender in accordance with its terms except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

(c) The execution, delivery and performance by Lender of the Transaction Documents to which it is a party have been duly authorized, and do not (i) conflict with any of Lender’s organizational documents, (ii) contravene, conflict with, constitute a default under or violate any material statute, law, rule, regulation or court decree binding upon or applicable to Lender or its assets or properties, (iii) contravene, conflict or violate any applicable order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which Lender or any of its property or assets may be bound or affected, (iv) require any action by, filing, registration, or qualification with, or governmental approval from, any Governmental Authority (except such governmental approvals which have already been obtained and are in full force and effect) or (v) constitute an event of default or give rise to a right to terminate under any material agreement by which Lender is bound.

(d) Lender is familiar with the business, plans and financial condition of the Company; Lender has received all materials that have been requested by Lender; Lender has had a reasonable opportunity to ask questions of the Company and its representatives, and the Company has answered to the satisfaction of Lender all inquiries that Lender or Lender’s representatives have put to it. Lender has had access to all additional information that Lender has deemed necessary to verify the accuracy of the information set forth in this Agreement, and has taken all the steps necessary to evaluate the merits and risks of an investment as proposed under this Agreement.

(e) Lender hereby acknowledges and represents that Lender is able to bear the economic risk which Lender hereby assumes.

(f) Lender understands the various risks of an investment in the Company as proposed herein and can afford to bear such risks, including, without limitation, the risks of losing the entire investment.

(g) Lender acknowledges that Lender has been informed by the Company of, or is otherwise familiar with, the nature of the limitations imposed by the Securities Act and the rules and regulations thereunder on the transfer of the Notes. In particular, Lender agrees that no sale, assignment or transfer of any of the Notes acquired by Lender shall be valid or effective, and the Company shall not be required to give any effect to such a sale, assignment or transfer, unless (a) the sale, assignment or transfer of such Notes is registered under the Securities Act, it being understood that the Notes are not currently registered for sale and that the Company has no obligation to so register the Notes; or (b) the Notes are sold, assigned or transferred in accordance with all the requirements and limitations of an exemption from registration under the Securities Act. Lender further understands that an opinion of counsel satisfactory to the Company and other documents may be required to transfer the Notes.

(h) Lender acknowledges that the Notes to be acquired will be subject to a stop transfer order and any certificate or certificates evidencing any Notes shall bear the following or a substantially similar legend and such other legends as may be required by state blue sky laws:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS.  SUCH SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO SUCH SECURITIES UNDER THE SECURITIES ACT OR AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.  ANY SUCH TRANSFER MAY ALSO BE SUBJECT TO COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS.”

(i) Lender will acquire the Notes for Lender’s own account (or, if such individual is married, for the joint account of Lender and Lender’s spouse either in joint tenancy, tenancy by the entirety or tenancy in common) for investment and not with a view to the sale or distribution thereof or the granting of any participation therein in violation of the securities laws, and has no present intention of distributing or selling to others any of such interest or granting any participation therein in violation of the securities laws.

(j) Lender is not entering into this Agreement or purchasing the Notes as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or presented at any seminar or meeting, or any solicitation by a person other than a representative of the Company with which Lender had a pre-existing relationship.

5.	Additional Covenants of the Company.

(a) Certain Covenants of the Company.  Until such time as the Notes or any accrued fees or interest remain unpaid or outstanding, the Company shall comply and operate in accordance with all of the following covenants and agreements:

Conduct of Business and Maintenance.  The Company will continue to engage in business of the same general type as now conducted by it and to preserve, renew and keep in full force and effect, its corporate existence and its assets, rights, privileges and franchises to the extent necessary or desirable in the normal conduct of business or to preserve the Collateral.  The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act of 1940, as amended.

Compliance with Laws.  The Company will comply in all material respects with all applicable laws, ordinances, rules, regulations, decisions, orders and requirements of governmental authorities.

Notice of Legal Matters.  The Company shall notify Lenders promptly after the Company shall obtain knowledge of any written notice of any legal or arbitral proceedings, and of all proceedings by or before any governmental authority, and each material development in respect of such legal or other proceeding affecting the Company, except proceedings which, if adversely determined, would not reasonably be likely to have a Material Adverse Effect.

               Notice of Other Material Events.  Until such time as the Notes or any accrued fees or interest remain unpaid or outstanding, the Company shall provide notice of the following:

The Company shall furnish to Lender prompt (but in no event more than five (5) business days after the relevant occurrence) written notice of the occurrence of any Event of Default or any other event or circumstance that results in, or could reasonably be expected to result in, a Material Adverse Effect.

The Company shall furnish to Lender written notice of the following not less than thirty (30) days prior to the occurrence thereof:  (A) any change of the Company’s corporate name or of any trade name used to identify it in the conduct of its business or in the ownership of its properties, (B) any change of the state in which the Company is organized or conducts business, (C) any change of the Company’s principal place of business, or (D) any change of the Company’s identity or corporate structure.

Each notice delivered under this Section shall be accompanied by a statement of the Company setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.
               Further Assurances.  At any time or from time to time after the execution hereof, the Company will promptly execute, deliver, verify, acknowledge, record and/or file any and all further documents and instruments (including financing statements and continuation statements), and promptly take any and all such other and further actions, as Lender may request in order to evidence or more fully effectuate the transactions and security arrangements contemplated hereby and to otherwise carry out the terms hereof.

(b)           Existing Secured Lenders; Effectiveness of the Security Documents.  The Company acknowledges that the Lenders’ have a security interest in the Company. The Company and the Lenders hereby agree that the Security Documents (as defined below) shall be deemed executed, delivered and in effect, without any further action by any party, effective as of the date (the “Release Date”) hereof. As used herein, the term “Security Documents” means the Security Agreement.

6. Conditions to Lenders’ Obligations at the Closing.  Each Lender’s obligations to effect the Closing, including without limitation its obligation to purchase its Note at the Closing, are conditioned upon the fulfillment (or waiver by such Lender in its sole and absolute discretion) of each of the following events as of the Closing Date, and the Company shall use commercially reasonable efforts to cause each of such conditions to be satisfied:

(a) the representations and warranties of the Company set forth in this Agreement and in the other Transaction Documents shall be true and correct in all material respects as of such date as if made on such date (except that to the extent that any such representation or warranty relates to a particular date, such representation or warranty shall be true and correct in all material respects as of that particular date);

(b) the Company shall have complied with or performed in all material respects all of the agreements, obligations and conditions set forth in this Agreement and in the other Transaction Documents that are required to be complied with or performed by the Company on or before the Closing;

(c) the Company shall have executed and delivered to such Lender the Note being purchased by such Lender at the Closing;

(d) the Company shall have delivered to such Lender resolutions passed by its Board of Directors to authorize the transactions contemplated hereby and by the other Transaction Documents;

(e) there shall be no injunction, restraining order or decree of any nature of any court or Governmental Authority of competent jurisdiction that is in effect that restrains or prohibits the consummation of the transactions contemplated hereby and by the other Transaction Documents

7. Conditions to Company’s Obligations at the Closing.  The Company’s obligations to affect the Closing with Lenders are conditioned upon the fulfillment (or waiver by the Company in its sole and absolute discretion) of each of the following events as of the Closing Date:

(a)           the representations and warranties of such Lender set forth in this Agreement and in the other Transaction Documents to which it is a party shall be true and correct in all material respects as of such date as if made on such date (except that to the extent that any such representation or warranty relates to a particular date, such representation or warranty shall be true and correct in all material respects as of that date);

(b)           such Lender shall have complied with or performed all of the agreements, obligations and conditions set forth in this Agreement that are required to be complied with or performed by such Lender on or before the Closing;

(c)           there shall be no injunction, restraining order or decree of any nature of any court or Governmental Authority of competent jurisdiction that is in effect that restrains or prohibits the consummation of the transactions contemplated hereby and by the other Transaction Documents;

(d)           such Lender shall have executed each Transaction Document to which it is a party and shall have delivered the same to the Company; and

(e)           Lender shall have tendered the Purchase Price for the Note being purchased by it at the Closing by wire transfer of immediately available funds pursuant to the wiring instructions provided by the Company.

8.           General Provisions.

a. Governing Law; Jurisdiction.  THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAWS.  THE COMPANY CONSENTS TO THE EXCLUSIVE JURISDICTION OF THE FEDERAL OR STATE COURT LOCATED IN NEW YORK, NEW YORK, WITH RESPECT TO ANY CLAIM OR CONTROVERSY RELATED TO THE ENFORCEMENT OR INTERPRETATION OF THIS NOTE.

b. Notices.  Any notice or other communication required or permitted to be given hereunder shall be in writing by mail, facsimile or personal delivery and shall be effective upon actual receipt of such notice.  The addresses for such communications shall be as set forth below until notice is received that any such address or contact information has been changed:

To the Company:	Pershing Gold Corporation
1658 Cole Boulevard, Building 6, Ste 210 Lakewood, CO 80401

With a copy to:	Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor New York, NY10006 Attn: Harvey Kesner, Esq. T: 212.930.9700 F: 212.930.9725

To Lender:	To the address on the signature page attached
hereto.

c. Entire Agreement.  Except as otherwise provided herein, this Agreement, the Note and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

d. Amendment.  This Agreement may only be amended, waived, discharged or terminated by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

e. Successors and Assigns.  This Agreement and the Note may be transferred or assigned by Lender in whole or in part, in Lender’s sole and absolute discretion.  Except as otherwise expressly provided in this Agreement, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

f. Severability.  In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

g. Titles and Subtitles.  The titles of the Sections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

h. Expenses.  The Company and Lender shall each bear their own expenses incurred with respect to this transaction.

i. Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall be deemed to constitute one instrument.

j. Counsel.  All parties hereto have been represented by counsel, and no inference shall be drawn in favor of or against any party by virtue of the fact that such party’s counsel was or was not the principal draftsman of this Agreement. Each of the parties has been provided the opportunity to be represented by counsel of its choice and has been encouraged to seek separate representation to the extent that it deems such desirable, but the absence of such shall not be asserted as a basis for the enforceability or interpretation of any of the terms or provisions of this Agreement, or as a reason to seek disqualification of the Company’s counsel in any controversy or proceeding.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first-above written.

PERSHING GOLD CORPORATION
By:
Stephen Alfers
President and Chief Executive Officer

[SIGNATURE PAGE FOR NOTE PURCHASE AGREEMENT]

By:           _______________________________                                                                                     Dated: March __, 2012

Principal Amount of Note Purchased at Closing:                                                                                                $500,000

ADDRESS: